GOLDEN PHOENIX ANNOUNCES STAND DOWN OF ACTIVE MINING AT THE ASHDOWN PROJECT

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SPARKS, NV, November 10, 2008 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) announced that in response to the sharp reduction in demand and price for molybdenum worldwide, the Ashdown molybdenum mine in Humboldt County, Nevada has been placed on care and maintenance with a significant reduction in force until further notice.

The Ashdown mine produces molybdenum concentrate which is roasted to the oxide form used primarily as a hardener and anti-corrosive agent in steel manufacturing. The current slowdown in construction and auto sales has caused the steel industry to take aggressive measures to reduce production, and to consume existing inventories. Molybdenum oxide prices have experienced a dramatic collapse in response to this growing economic downturn, with the Platts’ Metals Week average price dropping from the $33 to $34 range to the $11 to $13 range in the last month.

The Company, together with 40% owner Win-Eldrich Mines Ltd., is currently assessing all options related to mining operations at Ashdown with a near term view to conserving cash resources and stabilizing the Project’s finances.

Market experts are suggesting that the downward pressure on moly oxide prices may continue for the immediate future, but that inventories remain at very low levels and pricing could recover with normalization of construction and commerce patterns.

For more information on Golden Phoenix Minerals, please visit their corporate website at http://www.Golden-Phoenix.com/. In addition, investors are encouraged to call the Company’s investor relations representatives, Equiti-trend Advisors, which can be reached toll-free at (800) 953-3350.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is majority owner of the Ashdown Project LLC gold and molybdenum property held jointly by Golden Phoenix Minerals, Inc. and Win-Eldrich Mines, Ltd. of Toronto, Canada through its US subsidiary, Win-Eldrich Gold, Inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by David A. Caldwell, CEO, and other statements regarding the expansion of production at the Ashdown Mine, optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the molybdenum and gold markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals, especially molybdenum; unexpected difficulties in expanding production at the Company’s mines; changes in customer demand or ordering patterns for molybdenum; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Robert P. Martin, President 775/853/4919

investor@golden-phoenix.com

Equiti Trend Advisors 800/585/6988

E&E Communications 949/707-5365

pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.